Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Ruth Ann Wisener, 479-290-4235

TYSON REPORTS FIRST QUARTER
FISCAL 2010 RESULTS

●	1st quarter 2010 Net EPS was $0.42, a record for a first fiscal quarter, as compared to $(0.27) last year
●	All operating segments were profitable, with three above their normalized ranges:
	●	Chicken operating income $78 million, or 3.2% of sales
	●	Beef operating income $119 million, or 4.4% of sales
	●	Pork operating income $62 million, or 7.6% of sales
	●	Prepared Foods operating income $55 million, or 7.7% of sales
●	Total debt, net of cash and restricted cash, was $1.9 billion, down $400 million from the end of fiscal 2009
●	Operations generated almost $550 million in cash flows in first quarter 2010

Springdale, Arkansas – February 5, 2010 – Tyson Foods, Inc. (NYSE: TSN), today reported the following results:

(in millions, except per share data)	First Quarter
	2010	2009
Sales	$6,635	$6,521
Operating Income (Loss)	314	(198)

Income (Loss) from Continuing Operations	159	(110)
Income from Discontinued Operation	-	6
Net Income (Loss)	159	(104)

Less: Net Loss Attributable to Noncontrolling Interest	(1)	(2)
Net Income (Loss) Attributable to Tyson	$160	$(102)

Income (Loss) Per Diluted Share Attributable to Tyson:
Income (Loss) from Continuing Operations	$0.42	$(0.29)
Income from Discontinued Operation	-	0.02
Net Income (Loss)	$0.42	$(0.27)

“With more than half a billion dollars in operating cash flow, we generated a record first quarter EPS of $0.42 and drove down net debt by $400 million,” said Donnie Smith, Tyson’s president and chief executive officer.  “Beef, Pork and Prepared Foods continued to execute well, and Chicken began to show the improvement we’ve been working toward for more than a year,” Smith said.  “Our team members did a great job of staying focused and making progress week after week.  We’re developing momentum that I believe will continue through the year and into 2011.”

TYSON FOODS, INC.
News Release
February 5, 2010

Segment Performance Review (in millions)

Sales
(for the first quarter ended January 2, 2010, and December 27, 2008)
	First Quarter
			Volume	Avg. Price
	2010	2009	Change	Change
Chicken	$2,425	$2,234	5.6%	2.8%
Beef	2,682	2,663	7.2%	(6.1)%
Pork	815	878	(1.1)%	(6.1)%
Prepared Foods	713	746	1.4%	(5.8)%
Total	$6,635	$6,521	4.6%	(2.7)%

Operating Income (Loss)
(for the first quarter ended January 2, 2010, and December 27, 2008)
	First Quarter
			Operating Margin %
	2010	2009	2010	2009
Chicken	$78	$(286)	3.2%	(12.8)%
Beef	119	-	4.4%	0.0%
Pork	62	55	7.6%	6.3%
Prepared Foods	55	35	7.7%	4.7%
Other	-	(2)	n/a	n/a
Total	$314	$(198)	4.7%	(3.0)%

Fiscal 2010 Outlook
Chicken – We expect seasonal demand will improve as we get further into fiscal 2010, and we expect the pricing environment to improve aided by cold storage inventories and pullet placements which are down relative to the levels we have seen over the last several years. We also currently expect to see grain costs down as compared to fiscal 2009. Additionally, we will continue to focus on making operational improvements to help maximize our margins.

Beef – While we expect a reduction in cattle supplies of approximately 1% in fiscal 2010, we do not expect a significant change in the fundamentals of our Beef business as it relates to the previous few quarters. We expect adequate supplies to operate our plants. We will manage our spreads by maximizing our revenues through product mix and minimizing our operating costs, while keeping our focus on quality and customer service.

Pork – We expect to see a gradual decline in hog supplies through the first half of fiscal 2010, which will accelerate into the second half of fiscal 2010, resulting in industry slaughter slightly higher than 2007. However, we still believe we will have adequate supplies in the regions in which we operate. We will manage our spreads by continuing to control our costs and maximizing our revenues.

Prepared Foods – Raw material costs will likely increase in fiscal 2010, but we have made some changes in our sales contracts that move us further away from long-term fixed price contracts toward formula or shorter-term pricing, which will better enable us to absorb rising raw material costs. However, in the second quarter fiscal 2010, we will see a negative impact until some price increases take effect.

Note Repurchases and Retirements – During the first quarter of fiscal 2010 and through the date of this release, we used cash and restricted cash on hand to repurchase and retire $510 million of our senior notes. We will continue to evaluate repurchase opportunities as a use of our cash.

Interest Expense – We incurred one-time losses of $24 million on the repurchases that occurred subsequent to January 2, 2010, through the date of this release, which will increase our second quarter fiscal 2010 net interest expense. However, the repurchase and retirement of $510 million of senior notes will reduce net interest expense by approximately $8 million in the second quarter of fiscal 2010 and $10 million, or approximately $74 million total net interest expense, each subsequent quarter. In addition, at the beginning of fiscal 2010, we adopted new accounting guidance, which required us to record a discount on our 3.25% Convertible Senior Notes due 2013 (2013 Notes). This discount will be accreted over the five-year term of the 2013 Notes at the effective interest rate of 8.26%, which will result in $16 million of non-cash interest expense in fiscal 2010, or $4 million per quarter. Based on these items, we expect net interest expense for fiscal 2010 to be approximately $325 million.

TYSON FOODS, INC.
News Release
February 5, 2010

Segment Performance Review

Chicken
in millions	Three Months Ended
	January 2, 2010	December 27, 2008	Change
Sales	$2,425	$2,234	$191
Sales Volume Change			5.6%
Average Sales Price Change			2.8%

Operating Income (Loss)	$78	$(286)	$364
Operating Margin	3.2%	(12.8)%

First quarter – Fiscal 2010 vs Fiscal 2009
●	Sales Volume – The increase in sales volume was primarily due to a recent international acquisition.
●	Operating Income (Loss) –
●
Operational Improvements – Operating results were positively impacted by operational improvements, which included: yield, mix and live production performance improvements; additional processing flexibility; and reduced interplant product movement.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to grain and energy purchases. These amounts exclude the impact from related physical purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr
2010	$1
2009	(188)
Improvement in operating results	$189

●	Grain Costs – As compared to the same period of fiscal 2009, operating results were positively impacted in the first quarter of fiscal 2010 by a decrease in grain costs of $84 million.
●	LCM Allowance – Operating results in the first quarter fiscal 2009 included a non-cash inventory adjustment for a lower-of-cost-or-market valuation allowance of $20 million.

TYSON FOODS, INC.
News Release
February 5, 2010

Beef
in millions	Three Months Ended
	January 2, 2010	December 27, 2008	Change
Sales	$2,682	$2,663	$19
Sales Volume Change			7.2%
Average Sales Price Change			(6.1)%

Operating Income	$119	$-	$119
Operating Margin	4.4%	0.0%

First quarter – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
●
While our average sales prices have decreased as compared to the same period in 2009, we have increased our operating margins by maximizing our revenues relative to live cattle markets, as well as improved our operating costs.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live cattle. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income - in millions	Qtr
2010	$6
2009	56
Decline in operating results	$(50)

TYSON FOODS, INC.
News Release
February 5, 2010

Pork Segment
in millions	Three Months Ended
	January 2, 2010	December 27, 2008	Change
Sales	$815	$878	$(63)
Sales Volume Change			(1.1)%
Average Sales Price Change			(6.1)%

Operating Income	$62	$55	$7
Operating Margin	7.6%	6.3%

First quarter – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
●
While our average sales prices have decreased as compared to the same period in 2009, we have still maintained a margin as the average live costs decreased in line with the drop in our average sales prices.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live hogs. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr
2010	$(7)
2009	23
Decline in operating results	$(30)

Prepared Foods
in millions	Three Months Ended
	January 2, 2010	December 27, 2008	Change
Sales	$713	$746	$(33)
Sales Volume Change			1.4%
Average Sales Price Change			(5.8)%

Operating Income	$55	$35	$20
Operating Margin	7.7%	4.7%

First quarter – Fiscal 2010 vs Fiscal 2009
●
Operating income improved due to an increase in sales volume, as well as a reduction in raw material costs that exceeded the decrease in our average sales prices. In addition, we made several operational improvements in fiscal 2009 that allow us to run our plants more efficiently. In the first quarter of fiscal 2010, we received $8 million in insurance proceeds related to the flood damage at our Jefferson, Wisconsin, plant.

TYSON FOODS, INC.
News Release
February 5, 2010

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	January 2, 2010	December 27, 2008

Sales	$6,635	$6,521
Cost of Sales	6,106	6,503
	529	18

Selling, General and Administrative	215	216
Operating Income (Loss)	314	(198)
Other (Income) Expense:
Interest income	(3)	(4)
Interest expense	80	67
Other, net	1	18
	78	81
Income (Loss) from Continuing Operations before Income Taxes	236	(279)
Income Tax Expense (Benefit)	77	(169)
Income (Loss) from Continuing Operations	159	(110)
Income from Discontinued Operation, net of tax	-	6
Net Income (Loss)	159	(104)
Less: Net Loss Attributable to Noncontrolling Interest	(1)	(2)
Net Income (Loss) Attributable to Tyson	$160	$(102)

Weighted Average Shares Outstanding:
Class A Basic	303	303
Class B Basic	70	70
Diluted	377	373
Earnings (Loss) Per Share from Continuing Operations Attributable to Tyson:
Class A Basic	$0.44	$(0.29)
Class B Basic	$0.39	$(0.27)
Diluted	$0.42	$(0.29)
Earnings Per Share from Discontinued Operation Attributable to Tyson:
Class A Basic	$-	$0.02
Class B Basic	$-	$0.02
Diluted	$-	$0.02
Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$0.44	$(0.27)
Class B Basic	$0.39	$(0.25)
Diluted	$0.42	$(0.27)
Cash Dividends Per Share:
Class A	$0.040	$0.040
Class B	$0.036	$0.036

Sales Growth	1.7%
Margins: (Percent of Sales)
Gross Profit	8.0%	0.3%
Operating Income (Loss)	4.7%	(3.0)%
Net Income (Loss) Attributable to Tyson	2.4%	(1.6)%
Effective Tax Rate from Continuing Operations	32.9%	60.6%

TYSON FOODS, INC.
News Release
February 5, 2010

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	January 2, 2010	October 3, 2009
Assets
Current Assets:
Cash and cash equivalents	$1,364	$1,004
Restricted cash	140	140
Accounts receivable, net	1,052	1,100
Inventories, net	1,942	2,009
Other current assets	128	122
Total Current Assets	4,626	4,375
Restricted Cash	22	43
Net Property, Plant and Equipment	3,589	3,576
Goodwill	1,918	1,917
Intangible Assets	181	187
Other Assets	515	497
Total Assets	$10,851	$10,595

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$227	$219
Trade accounts payable	1,001	1,013
Other current liabilities	967	761
Total Current Liabilities	2,195	1,993
Long-Term Debt	3,189	3,258
Deferred Income Taxes	308	309
Other Liabilities	520	539
Redeemable Noncontrolling Interest	66	65

Total Tyson Shareholders’ Equity	4,543	4,398
Noncontrolling Interest	30	33
Total Shareholders’ Equity	4,573	4,431

Total Liabilities and Shareholders’ Equity	$10,851	$10,595

TYSON FOODS, INC.
News Release
February 5, 2010

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	January 2, 2010	December 27, 2008
Cash Flows From Operating Activities:
Net income (loss)	$159	$(104)
Depreciation and amortization	123	122
Deferred income taxes	3	(59)
Other, net	5	40
Net changes in working capital	258	144
Cash Provided by Operating Activities	548	143

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(113)	(84)
Change in restricted cash to be used for investing activities	21	(85)
Proceeds from sale of marketable securities	9	19
Purchases of marketable securities	(10)	(4)
Acquisitions, net of cash acquired	-	(52)
Other, net	(3)	5
Cash Used for Investing Activities	(96)	(201)

Cash Flows From Financing Activities:
Payments on debt	(76)	(41)
Proceeds from borrowings of debt	9	99
Purchases of treasury shares	(17)	(1)
Dividends	(15)	(15)
Change in negative book cash balances	(1)	(73)
Other, net	3	-
Cash Used for Financing Activities	(97)	(31)

Effect of Exchange Rate Change on Cash	5	5

Increase (Decrease) in Cash and Cash Equivalents	360	(84)
Cash and Cash Equivalents at Beginning of Year	1,004	250
Cash and Cash Equivalents at End of Period	$1,364	$166

TYSON FOODS, INC.
News Release
February 5, 2010

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is one of the world’s largest processors and marketers of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves.  Tyson provides products and service to customers throughout the United States and more than 90 countries.  The company has approximately 117,000 Team Members employed at more than 400 facilities and offices in the United States and around the world.  Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern Friday, February 5, 2010. To listen live via telephone, call 800-369-3307. A pass code and the leader’s name will be required to join the call. The pass code is Tyson Foods and the leader’s name is Ruth Ann Wisener.  International callers dial 517-308-9037. The call also will be webcast live on the Internet at http://ir.tyson.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tyson.com. A telephone replay will be available through March 5 at 866-376-2419. International callers dial 203-369-0297.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity trading risk management activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our October 3, 2009, Annual Report filed on Form 10-K.